UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 14, 2015

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54365	20-7273918
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3 University Plaza Drive, Suite 320
Hackensack, NJ	07601
(Address of principal executive offices)	(Zip Code)

(201) 488-0460

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

From January 2, 2015 through January 14, 2015, holders of warrants issued in conjunction with Brainstorm Cell Therapeutics Inc. (the “Company”) financings in 2012, 2013 and 2014, exercised warrants resulting in the issuance of an aggregate of approximately 3.1 million registered shares of the Company’s common stock, par value $0.00005 per share, and aggregate gross proceeds to the Company of approximately $15.6 million. A press release announcing recent exercises was issued by the Company on January 7, 2015 and is attached hereto as Exhibit 99.1, incorporated herein by reference herein and updated by the foregoing information.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 7, 2015

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 14, 2015	Brainstorm Cell Therapeutics Inc.

	By:	/s/ Tony Fiorino, MD, PhD
Tony Fiorino, MD, PhD
Chief Executive Officer